                                                                    Exhibit 99.1
MULTI-COLOR
Corporation                                         Contact: Dawn H. Bertsche
                                                             Vice President/CFO
                                                             513/345-1108


                Multi-Color to Enter New Markets with Acquisition


         CINCINNATI, Ohio, December 17, 1999 - Multi-Color Corporation (NASDAQ:
LABL) today announced it has purchased the assets of Buriot International, a Batavia, Ohio, label printing company. The terms of the acquisition were not disclosed.

         Buriot International was created two and a half years ago as a specialized printer of high-end pressure sensitive labels as well as in-mold labels (IML) for consumer product containers.

         "With this acquisition, we obtain state-of-the-art offset and flexographic printing technology that complements our industry-leading gravure printing capabilities. This opens a whole new vista for our company," said Frank Gerace, Multi-Color President and Chief Executive Officer.

         "This makes Multi-Color a `one-stop-shop' - the total solution - for consumer product manufacturers' label requirements. We will expand our product offerings to include pressure sensitive labels for our current customers and other consumer packaging manufacturers."

         Multi-Color has specialized in manufacturing gravure-printed IML labels for blow-molded consumer product containers, including liquid detergents, fruit juices and anti-freeze. The dynamics of brand management cause label requirements to move between IML labels and pressure sensitive labels. Multi-Color estimates the U.S. market for pressure sensitive labels is more than $6 billion annually.

         "Our focus will be on the high end of the pressure-sensitive label market with emphasis on the health and beauty aids segments - those labels that are complex and demanding in design and application," Gerace said. "This is where our ability to deliver a consistent, high-quality product will really make a difference for consumer product manufacturers.

         "We are projecting that the acquisition will begin making a significant contribution to our revenues and net income in our next fiscal year, which begins in April 2000.

         The Batavia plant currently employs 25 administrative, sales and operations people. "Multi-Color Corporation expects all current employees to remain employed at the facility."

         The plant, located in an eastern Cincinnati suburb, has a 40-inch Komori offset press and an 18-inch Comco flexo press. Both presses are equipped with interstation ultraviolet (UV) drying equipment. The flexo press is also equipped for hot foil stamping and rotary screen capabilities, an important feature for manufacturing health and beauty product labels.

         Multi-Color and Buriot International entered into a joint sales and marketing agreement on IML labels in October 1998. "Our acquisition of the plant is a natural progression in our commitment to the future growth of our company," Gerace said.

         Multi-Color also announced today that Thomas J. Vogt has joined Multi-Color as vice president for specialty labels. Vogt will focus on developing the new markets for Multi-Color labels.

         Vogt has spent nearly 30 years in printing, finishing and substrates. Most recently, he was vice president for sales for Gar Doc, Inc., a Milford, NH, printer. From

1984 to 1993, he was president of National Label Systems, a Cincinnati, OH, label-manufacturing company. He was also founder and head of ImageMatrix Inc., a producer of computer-generated corporate slide presentations, and Vogt Color Service, Inc. Vogt is a graduate of Xavier University in Cincinnati with a bachelor's degree in business administration and management.

         Multi-Color is the leading manufacturer of in-mold labels (IML) in North America for branded consumer products from fruit juices and health and beauty products, to liquid detergents and anti-freeze. The IML label is applied to a plastic container during the blow-molding process. The Company's shares are traded over-the-counter under the NASDAQ National Market System symbol LABL.

         Forward-looking statements in this release including, without limitations, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: general economic and business conditions; the ability to integrate acquisitions; the success of its significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; availability, terms and development of capital; availability of raw materials; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations, and other factors. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                        #